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                              Wachovia Corporation
                    Computation of Earnings Per Common Share


                                                                      EXHIBIT 11



                                             Three Months Ended
                                                  March 31
                                            --------------------
                                                1994        1993
                                            --------    --------
PRIMARY (in thousands,
  except per share amount)

Average common shares outstanding            171,448     171,914
Dilutive common stock options -
  based on treasury stock method
  using average market price                   1,222       1,603
Dilutive common stock awards -
  based on treasury stock method
  using average market price                      69          62
                                            --------    --------

Average primary shares outstanding           172,739     173,579
                                            ========    ========


Net income                                  $124,799    $121,568
                                            ========    ========


Per share amount                            $    .72    $    .70



FULLY DILUTED (in thousands,
  except per share amount)

Average common shares outstanding            171,448     171,914
Dilutive common stock options -
  based on treasury stock method
  using higher of period-end market
  price or average market price                1,222       1,786
Dilutive common stock awards -
  based on treasury stock method
  using higher of period-end market
  price or average market price                   69          67
Convertible notes assumed converted              639       2,137
                                            --------    --------

Average fully diluted
  shares outstanding                         173,378     175,904
                                            ========    ========



Net income                                  $124,799    $121,568
Add interest on convertible
  notes after taxes                              133         360
                                            --------    --------

Adjusted net income                         $124,932    $121,928
                                            ========    ========



Per share amount                            $    .72    $    .69